EXHIBIT 10.1

FIRST AMENDMENT TO ADVISOR SERVICES AGREEMENT

NYMEX Holdings, Inc. ("NYMEX") and Vincent Viola ("Advisor") hereby amend the Advisor Services Agreement dated March 17, 2004 between said parties ("Agreement"), by executing this First Amendment to Advisor Services Agreement ("Amendment") effective as of March 17, 2005.

WHEREAS, the parties wish to amend the following terms and conditions contained in the existing Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree to be bound as follows:

1. Pursuant to Exhibit A of the Agreement, the parties hereby agree to amend the following portion of the third paragraph of Exhibit A to read as follows:

In consideration of the Services, for the period of Service NYMEX shall pay the Advisor:

a) $50,000.00 per month (and a proportionate amount of such payment for each partial month); and

b) a transaction fee ("Transaction Fee") based upon the following:

(1) In the event that NYMEX acquires a controlling interest in the Intercontinental Exchange, Inc. ("ICE") during the term of this Agreement or any extension thereof, NYMEX shall also pay Advisor an amount equal to a percentage of the price paid by NYMEX to ICE for such controlling interest ("Price") according to the following scale:

2. Notwithstanding the above amendment to the third paragraph of Exhibit A, the remainder of the third paragraph of Exhibit A shall remain in full force and effect.

3. Any modification of this Amendment must be in writing and signed by both parties.

4. Except as expressly provided in this Amendment or other addenda related to the subject matter herein and executed by the parties, all of the provisions, terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered in their name and on their behalf as of the date first set forth above. Each of the signatories executing this Amendment represents and warrants that he or she has been duly authorized to execute and deliver this Amendment by the entity on behalf of which such signatory is executing this Amendment.

NYMEX Holdings, Inc. Vincent Viola

By: /s/Mitchell Steinhause By: /s/Vincent Viola

Name: Mitchell Steinhause Name: Vincent Viola

Title: Chairman Title: Consultant

Date: May 13, 2005 Date: May 13, 2005